Exhibit 15

CONSENT OF INDEPENDENT REGISTRERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-144798, No. 333-147058, No. 333-158057, No. 333-152206 and No. 333-165630), Form F-3 (No. 333-116044, No. 333-133330, No. 333-148504, No. 333-150015, and No. 333-185681) of BluePhoenix Solutions Ltd. of our reports dated April 30, 2013, relating to the consolidated financial statements of BluePhoenix Solutions Ltd., included in this Annual Report on Form 20-F.

/s/ Ziv Haft Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm

Tel-Aviv, Israel
April 30, 2013